UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 15, 2013

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

 (972) 219-3330
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 15, 2013, Uranium Resources, Inc. (“URI” or the “Company”) received a Staff Determination Letter from the NASDAQ notifying URI that its securities will be subject to delisting from the NASDAQ Stock Market even though the reverse stock split has been approved because the Company will not regain compliance until the closing bid price for its common stock exceeds $1.00 for a minimum of 10 consecutive business days under Rule 5550(a)(2).  In accordance with NASDAQ rules, URI has requested a hearing with the NASDAQ Hearing Panel to appeal the determination letter, which will stay the action until the Company has completed the hearing and the Hearing Panel has issued its decision.

As previously disclosed, on January 17, 2012, the Company received a letter from NASDAQ indicating that, for 30 consecutive trading days, the closing bid price per share of the Company’s common stock had been below the $1.00 minimum per share requirement for continued listing under NASDAQ Listing Rule 5550(a)(2). The Company was provided 180 calendar days, or until July 16, 2012, to regain compliance. On July 17, 2012, the Company was provided an additional 180 calendar days, or until January 14, 2013, to regain compliance.

As previously disclosed, the Company’s shareholders approved a reverse stock split of the Company’s common stock at a special meeting held January 14, 2013.

Item 7.01 Regulation FD Disclosure

On January 18, 2013, the Company issued a press release to announce that it has set 5:00 p.m. eastern time on January 28, 2013 as the record date for its previously-announced shareholder rights offering (“Rights Offering”).  A copy of the press release is furnished as Exhibit 99.1 hereto.

Under the terms of the Rights Offering, the Company will distribute at no charge to the holders of its common stock and warrants as of 5:00 p.m. eastern time on January 28, 2013 (the “Record Date”) non-transferable subscription rights to purchase shares of the Company’s common stock (the “Rights”).  The final terms of the Rights Offering, including the subscription price and the expiration date for the Rights, will be set forth in a prospectus supplement that will be distributed to holders of the Company’s common stock and warrants as of the Record Date.

Also on January 18, 2013, the Company issued a press release to announce that its Board of Directors has approved a 1-for-10 reverse stock split of its common stock.  The Company expects the reverse split to become effective immediately following the close of trading on January 22, 2013 and the consolidated common shares to begin trading on a split-adjusted basis as of January 23, 2013.  A copy of the press release is furnished as Exhibit 99.2 hereto.

When the reverse stock split becomes effective, every ten shares of issued and outstanding URI common stock will be combined into one issued and outstanding share of common stock with no changes to the par value of the shares.  The reverse split will reduce the number of URI’s outstanding common stock from approximately 161.1 million shares to approximately 16.1 million shares.  No fractional shares will be issued as a result of the reverse stock split.  Any fractional shares that would have resulted will be settled in cash.

The information furnished under this Item 7.01, including the exhibits furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1        Press Release dated January 18, 2013, entitled “Uranium Resources Sets Record Date for Rights Offering”

Exhibit 99.2        Press Release dated January 18, 2013, entitled “Uranium Resources Announces 1-for-10 Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	January 22, 2013	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number.	Description
99.1	Press Release dated January 18, 2013, entitled “Uranium Resources Sets Record Date for Rights Offering”

99.2	Press Release dated January 18, 2013, , entitled “Uranium Resources Announces 1-for-10 Reverse Stock Split